EXHIBIT 99

SP Plus Corporation Announces First Quarter 2021 Results

--Improving Business Conditions Offset Impact from Seasonality --
--Re-Affirming Full Year 2021 Guidance Range--

CHICAGO, April 28, 2021 (GLOBE NEWSWIRE) -- SP Plus Corporation (Nasdaq: SP), a leading provider of technology-driven mobility solutions for aviation, commercial, hospitality and institutional clients throughout North America, today announced its first quarter 2021 results.

First Quarter Commentary

Marc Baumann, Chief Executive Officer, stated, “We were very pleased that business conditions continued to improve throughout the first quarter. The further easing of pandemic-related restrictions and the expanded vaccine rollout appear to have boosted consumer confidence and led to an increase in travel and other leisure activities, particularly during ‘spring break’, which offset the first quarter seasonal decline we typically experience. In addition, our 2021 first quarter gross profit benefitted by $4.8 million from certain cost concessions, which are not expected to reoccur.

“We continue to win new business thanks to our scale, reputation for operational excellence and portfolio of technology solutions. We began operations at 40 new locations in our Commercial segment during the quarter and in our Aviation segment, we recently commenced the parking and shuttle operations at St. Louis Lambert International Airport. We are also expanding our total addressable market as we seek to provide additional services to existing clients. Our excellent performance in managing post-Super Bowl travelers led to a contract for Curbside Concierge Baggage Check-In at Tampa International Airport, and we believe there is an opportunity to expand this novel concept to other airports.

“The work we are doing to optimize our operating portfolio is improving visibility and reducing our exposure to business volatility. Management contracts now account for 86% of our Commercial segment locations, up from 81% at the beginning of 2020. We believe the greater visibility provided by management contracts remains critical in this early stage of recovery from the pandemic. That said, we continue to work closely with clients who prefer lease arrangements with a view to agreeing on mutually beneficial terms that also mitigate our risk.

“Technology remains a key differentiator for us, and we continue to make excellent progress deploying our suite of Sphere solutions. Adoption of our touchless solutions has accelerated during the pandemic. As a result, we have implemented our on-demand gateless solution at almost 400 facilities and we are also making good progress deploying our gated and license plate recognition based technologies. After initially debuting at an event operation in December 2020, we have now deployed over 60 devices using our proprietary mobile POS platform, at both Aviation and Commercial operations. We remain committed to leading the digital transformation of our industry.”

Financial Summary

In millions except per share	Three Months Ended March 31, 2021		Three Months Ended March 31, 2020
	Reported	Adjusted (1)	Reported	Adjusted (1)
Gross profit (2)	$38.3	$40.1	($30.2)	$47.7
General and administrative expenses (2)	$21.0	$20.3	$20.7	$20.2
Net income (loss) attributable to SP Plus (2)	$2.3	$5.8	($46.1)	$13.7
Net income (loss) per share (EPS) (2)	$0.11	$0.27	($2.18)	$0.64
EBITDA (1),(2)	NA	$18.2	NA	$27.0
Net cash provided by (used in) operating activities	($1.0)	NA	$8.2	NA
Free cash flow (1)	($3.9)	NA	$2.8	NA

(1) Refer to the disclosure regarding use of non-GAAP financial measures and the accompanying financial tables for a reconciliation of all non-GAAP financial measures to U.S. GAAP.

(2) Adjusted gross profit, adjusted general and administrative expenses, adjusted net income attributable to SP Plus, adjusted net income per share attributable to SP Plus (“adjusted EPS”), and adjusted earnings before interest, income taxes, depreciation and amortization (“adjusted EBITDA”) are all non-GAAP financial measures that exclude, for the periods presented, (a) restructuring and integration related costs, including severance costs resulting from COVID-19, (b) impairment charges, (c) the amortization of acquired intangible assets, and (d) gain/loss on sale of investments. Please refer to the accompanying financial tables for a reconciliation of these adjusted measures to U.S. GAAP.

First Quarter Operating Results

Reported gross profit in the first quarter of 2021 was $38.3 million, compared to negative $30.2 million in the same quarter of 2020, as the 2020 first quarter had $77.5 million of non-cash lease impairment charges. Excluding impairment charges and restructuring and integration related costs, adjusted gross profit in the first quarter of 2021 was $40.1 million, compared to $47.7 million in the year ago quarter, a decrease of 16%. The year-over-year decline in adjusted gross profit was primarily due to the pandemic-related reduction in business activity over the last year, which was partially offset by a $4.8 million benefit recognized in the first quarter of 2021 related to certain cost concessions that are not expected to reoccur.

Reported general and administrative (“G&A”) expenses for the 2021 first quarter were $21.0 million compared to $20.7 million in the same period of 2020, an increase of $0.3 million, or 1%. Excluding $0.7 million in restructuring and integration related costs, adjusted G&A expenses for the first quarter of 2021 were $20.3 million, an increase of $0.1 million or 1% from the same quarter in 2020. Both reported and adjusted G&A increased slightly year-over-year due primarily to higher performance-based compensation expectations in the first quarter of 2021 relative to the first quarter of 2020, in which we significantly reduced the accrual in anticipation of the expected pandemic impact. The year-over-year increase in performance-based compensation more than offset the continued actions taken to permanently lower costs and discretionary spending since the onset of COVID-19. Relative to the first quarter of 2019, both reported and adjusted G&A declined 23% in 2021.

Reported net income attributable to SP Plus was $2.3 million, or $0.11 per share, in the first quarter of 2021, compared to a net loss of $46.1 million, or ($2.18) per share, in the same period of 2020. Adjusted results exclude, among other items, restructuring and integration related costs, non-cash impairment charges, amortization of acquired intangible assets and related tax impacts in both periods of 2021 and 2020. First quarter 2021 adjusted earnings per share was $0.27, compared to adjusted earnings per share of $0.64 for the first quarter of 2020.

2021 Outlook

Mr. Baumann stated, “First quarter results represented a positive start to the year and keep us on track to achieve our 2021 guidance for gross profit of $140 million to $160 million and G&A of $75 million to $85 million. We continue to expect to generate higher free cash flow in 2021 compared to 2020 levels.

“The growth opportunities we identified at the end of 2020 remain in place. Our services facilitate mobility in ways that eliminate inefficiencies, reduce friction and alleviate congestion, elements that we believe will remain top of mind for clients and consumers for the foreseeable future. This is especially true as leisure travel picks up and the need to maintain safe distancing, reduce congestion, and engage in touch-free transactions remains as important as ever. Additionally, with car ownership up and commuters preferring the safety of their own vehicles to mass transportation, the need for off-street parking and more actively managed on-street parking continues to increase.”

Mr. Baumann concluded, “SP+ is in a unique position to capitalize on these opportunities given our financial position compared to many smaller and regional competitors, our differentiated technology offerings and our ability to optimize revenues for our clients. We continue to leverage these attributes, together with our national account relationships, to strengthen our long-term growth prospects.”

Conference Call

The Company’s quarterly earnings conference call will be held at 4:00 p.m. (CT) on April 28, 2021 and will be available live and in replay to all analysts and investors through a webcast service. To listen to the live call, individuals are directed to the Company’s Investor Relations page at http://ir.spplus.com at least 15 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call on the SP Plus website and can be accessed for 30 days after the call.

About SP+

SP+ facilitates the efficient movement of people, vehicles and personal belongings with the goal of enhancing the consumer experience while improving bottom line results for our clients. The Company provides professional parking management, ground transportation, remote baggage check-in and handling, facility maintenance, security, event logistics, and other technology-driven mobility solutions to aviation, commercial, hospitality, healthcare and government clients across North America. For more information visit www.spplus.com.

You should not construe the information on those websites to be a part of this release. SP Plus Corporation’s annual reports filed on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the SP Plus website.

Cautionary Note Regarding Forward-Looking Statements

This release and the attached tables contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including the statements under the caption “2021 Outlook”, expectations regarding gross profits, G&A, revenue volatility, actions to limit discretionary spending, impacts of COVID-19 on our business, and other statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as “expect”, “anticipate”, “believe”, “could”, “should”, “estimate”, “intend”, “may”, “plan”, “guidance”, “will”, and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the impact of the COVID-19 pandemic or other contagious illnesses on global economic conditions, on the aviation, commercial, hospitality and institutional industries in general and on the financial position and operating results of our company in particular; intense competition; changing consumer preferences and legislation; ability to preserve client relationships; the Company’s ability to successfully effect its strategic growth plan; difficulty obtaining insurance coverage or obtaining insurance coverage at a reasonable cost; volatility associated with high deductible and high retention insurance programs; risk that insurance reserves are inadequate; losses not covered by insurance; risk management and safety programs do not have the intended effect; risks relating to the Company’s acquisition strategy; risks associated with management type contracts and lease type contracts; deterioration in general economic and business conditions or changes in demographic trends; information technology disruption, cyber-attacks, cyber-terrorism and security breaches; labor disputes; catastrophic events such as natural disasters, pandemic outbreaks and military or terrorist attacks could disrupt business; seasonal fluctuations and the impact of weather-related trends; risk that state and municipal government clients sell or enter into long-term lease type contracts with the Company’s competitors or clients for parking-related assets; risks associated with joint ventures; adverse litigation judgments or settlements; risks associated with operating in a highly regulated environment and the impact of public and private regulations or governmental orders; the impact of Federal health care reform; adverse changes in tax laws or rulings; risks due to the Company’s substantial indebtedness, including failure to comply with credit facility covenants or meet payment obligations which may accelerate repayment of the Company’s indebtedness; lack of availability of adequate capital, financing, or revenues to grow the Company’s business or satisfy liquidity needs; the phase-out of the London Interbank Offered Rate (“LIBOR”) could affect interest rates under our existing credit facility agreement, hedging activity, as well as our ability to seek future financing or otherwise satisfy our liquidity needs; goodwill impairment charges or impairment of long-lived assets; the effectiveness of the actions we have taken to address our liquidity needs and reduce costs; financial difficulties or bankruptcy of major clients; the Company’s ability to obtain performance bonds; failure to attract and retain senior management and other qualified personnel; and actions of activist investors.

For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with U.S. GAAP, the Company considers certain financial measures that are not prepared in accordance with U.S. GAAP. Certain non-GAAP measures, such as adjusted gross profit, adjusted general and administrative expenses (adjusted G&A), adjusted net income attributable to SP Plus (adjusted net income), adjusted net income per share attributable to SP Plus (adjusted EPS), and adjusted EBITDA exclude items that management does not consider indicative of its core performance. Such adjustments include, among other things: (i) restructuring, acquisition and integration related costs, including severance costs resulting from COVID-19; (ii) impairment charges; (iii) non-routine settlements; (iv) the amortization of acquired intangible assets; (v) the impact of non-routine asset sales or dispositions; (vi) the net loss or gains and the financial results related to sold businesses; (vii) gain/loss on termination of joint ventures or sale of other investments; and (viii) non-routine tax items. Pre-tax adjustments are tax affected at a statutory tax rate of 27% for 2020 and 2021, for adjusted net income and adjusted EPS purposes.

The Company defines Adjusted EBITDA, a non-GAAP financial measure, as U.S. GAAP net income (loss) attributable to the Company before (i) interest expense net of interest income, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) gain on sale of a business or contribution of a business to an unconsolidated entity, (v) gain/loss on termination of joint ventures or sale of other investments, and (vi) other items that management does not consider indicative of its core performance, as defined per above. The Company believes that the presentation of adjusted EBITDA provides useful information regarding the Company’s operating performance and are useful measures to facilitate comparisons to our historical and future operating results. The Company’s definition of adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.

The Company defines free cash flow as net cash provided by (used in) operating activities, less cash used for investing activities (exclusive of cash used for acquisitions and net after-tax cash proceeds from the sale of businesses or joint venture related assets), less distribution to non-controlling interest, plus the effect of exchange rate changes on cash and cash equivalents. The Company believes that the presentation of free cash flow provides useful information regarding its ability to generate cash flow from business operations after funding capital expenditures, that can be used to, among other things, repay debt, fund strategic acquisitions, and return value to shareholders. The Company’s definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

The Company uses these non-GAAP financial measures, in addition to U.S. GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. Additionally, the Company uses these non-GAAP financial measures in making operational and financial decisions and in the Company’s budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance and consistent with guidance previously provided by the Company. Adjusted gross profit, adjusted G&A, adjusted net income, adjusted EPS, adjusted EBITDA, and free cash flow should not be considered in isolation of, or as alternatives to or more meaningful indicators of, the Company’s operating performance or liquidity than gross profit, G&A, net income (loss), EPS, or net cash provided by operating activities, as determined in accordance with U.S. GAAP. In addition, the Company’s calculation of these non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, see the accompanying tables to this release.

Contact:
Connie Jin	Vicky Nakhla
SVP, Corporate Development	ADVISIRY PARTNERS
(312) 274-2105	(212) 750-5800
cjin@spplus.com	vicky.nakhla@advisiry.com

SP Plus Corporation
Condensed Consolidated Balance Sheets

(millions, except for share data)	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Cash and cash equivalents	$18.0	$13.9
Accounts and notes receivable, net	102.1	111.2
Prepaid expenses and other current assets	31.5	26.8
Total current assets	151.6	151.9
Leasehold improvements, equipment and construction in progress, net	51.7	53.3
Right-of-use assets	219.9	235.1
Goodwill	526.7	526.6
Other intangible assets, net	61.0	63.1
Deferred taxes	62.2	63.8
Other noncurrent assets, net	44.2	43.9
Total noncurrent assets	965.7	985.8
Total assets	$1,117.3	$1,137.7
Liabilities and stockholders’ equity
Accounts payable	$99.1	$97.8
Accrued and other current liabilities	98.0	112.7
Short-term lease liabilities	80.4	82.1
Current portion of long-term obligations under Senior Credit Facility and other long-term borrowings	26.1	25.0
Total current liabilities	303.6	317.6
Long-term borrowings, excluding current portion	344.8	337.1
Long-term lease liabilities	224.1	243.4
Other noncurrent liabilities	58.6	58.2
Total noncurrent liabilities	627.5	638.7
Total liabilities	$931.1	$956.3
Stockholders’ equity
Preferred stock, par value $0.01 per share; 5,000,000 shares authorized as of March 31, 2021 and December 31, 2020, respectively; no shares issued or outstanding	$—	$—
Common stock, par value $0.001 per share; 50,000,000 shares authorized as of March 31, 2021 and December 31, 2020; 25,240,166 and 23,205,424 shares issued and outstanding as of March 31, 2021, respectively, and 25,123,128 and 23,088,386 shares issued and outstanding as of December 31, 2020, respectively	—	—
Treasury stock, at cost; 2,034,742 shares as of March 31, 2021 and December 31, 2020	(70.6)	(70.6)
Additional paid-in capital	262.3	261.4
Accumulated other comprehensive loss	(4.0)	(4.4)
Accumulated deficit	(1.0)	(3.3)
Total SP Plus Corporation stockholders’ equity	186.7	183.1
Noncontrolling interest	(0.5)	(1.7)
Total stockholders’ equity	186.2	181.4
Total liabilities and stockholders’ equity	$1,117.3	$1,137.7

SP Plus Corporation
Condensed Consolidated Statements of Income (Loss)

	Three Months Ended
(millions, except for share and per share data) (unaudited)	March 31, 2021	March 31, 2020
Services revenue
Lease type contracts	$42.7	$81.7
Management type contracts	86.0	137.1
	128.7	218.8
Reimbursed management type contract revenue	118.0	190.9
Total services revenue	246.7	409.7
Cost of services
Lease type contracts	35.3	80.2
Management type contracts	55.0	91.3
	90.3	171.5
Reimbursed management type contract expense	118.0	190.9
Lease impairment	0.1	77.5
Total cost of services	208.4	439.9
Gross profit
Lease type contracts	7.4	1.5
Management type contracts	31.0	45.8
Lease impairment	(0.1)	(77.5)
Total gross profit	38.3	(30.2)
General and administrative expenses	21.0	20.7
Depreciation and amortization	6.3	7.5
Operating income (loss)	11.0	(58.4)
Other expense (income)
Interest expense	5.8	4.4
Interest income	(0.1)	(0.1)
Gain on sale of other investments	—	(0.3)
Total other expenses	5.7	4.0
Earnings (loss) before income taxes	5.3	(62.4)
Income tax expense (benefit)	1.4	(16.8)
Net income (loss)	3.9	(45.6)
Less: Net income attributable to noncontrolling interest	1.6	0.5
Net income (loss) attributable to SP Plus Corporation	$2.3	$(46.1)
Common stock data
Net income (loss) per common share
Basic	$0.11	$(2.18)
Diluted	$0.11	$(2.18)
Weighted average shares outstanding
Basic	21,113,494	21,154,047
Diluted	21,304,068	21,154,047

SP Plus Corporation
Condensed Consolidated Statements of Cash Flows

	Three Months Ended
(millions) (unaudited)	March 31, 2021	March 31, 2020
Operating activities
Net income (loss)	$3.9	$(45.6)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Impairment	0.1	77.5
Depreciation and amortization	6.3	7.5
Non-cash stock-based compensation	0.9	(2.9)
Provisions for credit losses on accounts receivable	0.3	—
Deferred income taxes	1.4	(40.6)
Other	1.3	(0.1)
Changes in operating assets and liabilities
Accounts and notes receivable	8.8	3.4
Prepaid and other current assets	(4.7)	10.3
Accounts payable	1.3	6.1
Accrued liabilities and other	(20.6)	(7.4)
Net cash (used in) provided by operating activities	(1.0)	8.2
Investing activities
Purchases of leasehold improvements and equipment	(2.3)	(4.0)
Cost of contracts purchased	(0.4)	(0.7)
Proceeds from sale of other investments and equipment	0.1	0.4
Net cash used in investing activities	(2.6)	(4.3)
Financing activities
Proceeds from credit facility revolver	97.4	220.4
Payments on credit facility revolver	(83.1)	(206.9)
Payments on credit facility term loan	(2.8)	(2.8)
Payments of debt issuance costs	(1.3)	—
Payments on other long-term borrowings	(2.1)	(0.8)
Distributions to noncontrolling interest	(0.4)	(0.5)
Repurchases of common stock	—	(15.3)
Net cash provided by (used in) financing activities	7.7	(5.9)
Effect of exchange rate changes on cash and cash equivalents	—	(0.2)
Increase (decrease) in cash and cash equivalents	4.1	(2.2)
Cash and cash equivalents at beginning of year	13.9	24.1
Cash and cash equivalents at end of period	$18.0	$21.9
Supplemental disclosures
Cash paid (received) during the period for
Interest	$5.0	$4.1
Income taxes	$0.2	$(0.2)

SP Plus Corporation
Supplemental Financial Information - Reconciliation of Adjusted Gross Profit, Adjusted G&A, Adjusted Net Income, and Adjusted Net Income Per Share
(millions, except for share and per share data) (unaudited)
	Three months ended
	March 31, 2021	March 31, 2020
Gross profit
Gross profit, as reported	$38.3	($30.2)
Add: Restructuring and integration costs	1.8	0.4
Add: Non-cash impairment charges	0.1	77.5
Other, rounding	(0.1)	—
Adjusted gross profit	$40.1	$47.7

General and administrative expenses
General and administrative expenses, as reported	$21.0	$20.7
Subtract: Restructuring and integration costs	(0.7)	(0.5)
Other, rounding	—	—
Adjusted G&A	$20.3	$20.2

Net income attributable to SP Plus
Net (loss) income attributable to SP Plus, as reported	$2.3	($46.1)
Add: Restructuring and integration costs	2.5	0.9
Add: Non-cash impairment charges	0.1	77.5
Subtract: Gain on sale of other investments	—	(0.3)
Add: Amortization of acquired intangibles	2.1	3.9
Net tax effect of adjustments	(1.3)	(22.1)
Other, rounding	0.1	(0.1)
Adjusted net income attributable to SP Plus	$5.8	$13.7

Net income (loss) per share, as reported
Basic	$0.11	($2.18)
Diluted	$0.11	($2.18)

Adjusted net income per share
Basic	$0.27	$0.65
Diluted	$0.27	$0.64

Weighted average shares outstanding
Basic	21,113,494	21,154,047
Diluted	21,304,068	21,154,047
Diluted (applicable for adjusted)	21,304,068	21,265,327

SP Plus Corporation
G&A Comparison to 2019
(millions) (unaudited)
	Three months ended
	March 31, 2021	March 31, 2019
General and administrative expenses
General and administrative expenses, as reported	$21.0	$27.1
Subtract: Restructuring, acquisition and integration costs	(0.7)	(1.0)
Other, rounding	—	0.1
Adjusted G&A	$20.3	$26.2
Decline from 2019	-23%

SP Plus Corporation
Supplemental Financial Information - Reconciliation of Net Income to Adjusted EBITDA
(millions) (unaudited)
	Three months ended
	March 31, 2021	March 31, 2020
Net income (loss) attributable to SP Plus, as reported	$2.3	($46.1)
Add (subtract):
Income tax (benefit) expense	1.4	(16.8)
Interest expense, net	5.7	4.3
Gain on sale of other investments	—	(0.3)
Depreciation and amortization expense	6.3	7.5
Restructuring and integration costs	2.5	0.9
Non-cash impairment charges	0.1	77.5
Other, rounding	(0.1)	—
Adjusted EBITDA	$18.2	$27.0

SP Plus Corporation
Free Cash Flow
(millions) (unaudited)
	Three months ended
	March 31, 2021	March 31, 2020
Net cash provided by (used in) operating activities	($1.0)	$8.2
Net cash (used in) investing activities	(2.6)	(4.3)
Proceeds from sale of other investments, net (a)	—	(0.3)
Distribution to noncontrolling interest	(0.4)	(0.5)
Effect of exchange rate changes on cash and cash equivalents	—	(0.2)
Other, rounding	0.1	(0.1)
Free cash flow	($3.9)	$2.8

(a) Net of cash income taxes paid

SP Plus Corporation
Commercial Segment Facilities

	March 31, 2021	December 31, 2020	March 31, 2020
Leased facilities	430	445	603
Managed facilities	2,536	2,539	2,609
Total facilities (Commercial Segment)	2,966	2,984	3,212